IQ SOFTWARE CORPORATION

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              to be held on

                              June 9, 1998


     The Annual Meeting ("Meeting") of Shareholders of IQ Software Corporation will be held at 11:00 A.M. (local time), Tuesday, June 9, 1998 at the Holiday Inn Atlanta, Peachtree Corners, 6050 Peachtree Industrial Boulevard, N.W., Norcross, Georgia 30071, for the following purposes:

1.   To elect one director;

2. To transact such other business as may properly be brought before the Meeting and any adjournments thereof.

     Only shareholders of record of Common Stock of the Corporation on April 24, 1998 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend, it is important that your stock be represented and voted at the Meeting. Enclosed is a proxy which you are urged to complete, sign and forward in the accompanying envelope, which requires no postage if mailed in the United States.

                                   By Order of the Board of Directors,

                                   UGO F. IPPOLITO
                                   Secretary

May 11, 1998

                         IQ SOFTWARE CORPORATION
                  3295 River Exchange Drive, Suite 550
                        Norcross, Georgia  30092

                                                             May 11, 1998

                        PROXY STATEMENT FOR THE
                     ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON JUNE 9, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IQ Software Corporation ("Corporation") to be voted at the Annual Meeting of Shareholders of the Corporation ("Meeting") to be held at the Holiday Inn Atlanta, Peachtree Corners, 6050 Peachtree Industrial Boulevard, N.W., Norcross, Georgia 30071, on June 9, 1998 at 11:00 A.M. local time, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are being sent to shareholders on or about May 11, 1998.

     All proxies delivered pursuant to this solicitation are revocable at any time at the option of the person executing the proxy by giving written notice of revocation to the Corporation, by executing another proxy bearing a later date, or by voting in person at the Meeting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. Unless contrary instructions are given, the persons named on the proxy intend to vote the shares so represented "FOR" the election of the one (1) nominee for director named in this Proxy Statement. As to any other business which may come before the Meeting, the persons named on the proxy will vote according to their best judgment.

     Only holders of Common Stock of the Corporation of record on April 24, 1998 are entitled to vote at the Meeting. Each shareholder of record on the record date is entitled to one vote for each share of Common Stock of the Corporation so held. On April 24, 1998, there were 4,674,216 shares of Common Stock of the Corporation issued and outstanding.

     The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Meeting will constitute a quorum. The two nominees receiving the highest vote totals will be elected as directors of the Corporation. All other matters to be voted upon will be decided by the affirmative vote of the majority of the shares present or represented at the Meeting and entitled to vote.

     Abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares of Common Stock represented in person or by proxy at the Meeting in determining whether the quorum requirement is satisfied, but will not be counted as votes cast for the matters to be voted upon. Broker "non-votes" occur when a broker holding shares for a beneficial owner votes on one matter pursuant to its discretionary authority or instructions from the beneficial owner, but does not vote on another matter for the reason that the broker does not have discretionary authority to vote such shares on such other matter and has not received voting instructions from the beneficial owner. Since all matters, except the election of directors, requires the affirmative vote of the holders of a majority of the shares present or represented at the Meeting for quorum purposes, abstentions, withheld votes and broker non-votes increase the number of shares present or represented at the Meeting for quorum purposes and thereby increase the number of affirmative votes necessary to approve such other matters.

Item 1 - Election of Directors.

Board of Directors.

     Pursuant to the By-laws of the Corporation, the Board of Directors consists of five members. The directors are divided into three classes, each class serving for a period of three years. Approximately one-third of the members of the Board of Directors are elected by the shareholders annually.

     The Board of Directors (excluding such nominee) has nominated Said Mohammadiour to stand for election as director at the 1998 Annual Meeting of Shareholders to hold office until the 2001 Annual Meeting of Shareholders and until his successor is elected and qualified.

     Should this nominee become unable to serve for any reason, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate a substitute nominee. In such event, the persons named on the enclosed proxy will vote for the election of such substitute nominee.

Information on Nominee and Incumbent Directors.

Name                    Age    Year First    Business Experience During Past Five
Elected Years and Other Information

NOMINEE FOR ELECTION TO TERM EXPIRING IN 2001

Said Mohammadioun(2)     50      1997        Chief Executive Officer of Synchrologic, Inc. since October, 1996 and its
                                             Chairman since September, 1995. He was Vice President of Lotus Development
                                             Corporation from December, 1990 to March 1995. He is also a Director of
                                             Firstwave Technologies, Inc.

INCUMBENT DIRECTORS ELECTED TO TERM EXPIRING IN 2000

Richard L. Jackson (1)   44      1988        Chairman, President and Chief Executive Officer of Allegiant Physician Services,
                                             Inc., a physician management service for hospitals and physicians. In addition, he is chairman and/or president of several companies which provide specialized medical services. (3)
J. Leland Strange (2)    56      1991        Chairman, President and Chief Executive Officer of Intelligent Systems
                                             Corporation. Intelligent Systems Corporation has operations and investments in micro computer-related technologies and products, as well as specialized health care services. He is also a director of Healthdyne Technologies, Inc.

INCUMBENT DIRECTORS ELECTED TO TERM EXPIRING IN 1999

Charles R. Chitty        46      1984        Chairman of the Board, President and Chief Executive Officer of the Corporation.
                                             J. William Goodhew, III(1) 60 1987 Vice President of Intelligent Systems
                                             Corporation since January, 1997. Prior to January, 1997, he was President of
                                             Peachtree Software, Inc., a computer software company, a subsidiary of Automatic
                                             Data Processing, Inc.

(1)  Member of the Compensation Committee of the Board of Directors
(2)  Member of the Audit Committee of the Board of Directors
(3) Allegiant Physician Services, Inc. filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code on October 29,
     1996 in the United States Bankruptcy Court for the Northern District of Georgia.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEE
FOR DIRECTOR.

Ownership of Equity Securities of the Corporation.

     The following table sets forth information regarding beneficial ownership of the Corporation's Common Stock of each director and named executive officer and persons known to the Corporation to own beneficially more than 5% of the Corporation's Common Stock on May 2, 1998.


                                          Aggregate Number
                                             of Shares          Percent
Directors, Executive Officers and Five      Beneficially      Outstanding
       Percent Shareholders                  Owned(1)           Shares(2)

George Valente                               459,100              9.8%
Metro Leasing & Investment
44465 N. El Macero Drive
El Macero, CA 95616

Charles R. Chitty(3)                         336,803              7.2
c/o IQ Software Corporation
3295 River Exchange Drive, Suite 550
Norcross, GA  30092

Michael J. Durnwald                           38,875               *

David C. Cormack (4)                         137,500              2.8

J. William Goodhew, III                       21,000               *

Ugo F. Ippolito(5)                            27,261               *

Richard L. Jackson                             4,000               *

Said Mohammadioun                              1,000               *

J. Leland Strange(6)                           9,000               *

All Directors and Executive Officers         578,439             12.2
as a group, including affiliates
(9 persons) (1)(6)

*Indicates less than 1%

(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock that such person has the right to acquire within sixty (60) days of May 2, 1998. For purposes of computing the percentage of outstanding shares held by each person named above, any shares of Common Stock such person has a right to acquire within sixty (60) days of May 2, 1998 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares beneficially owned as set forth in the above schedule includes the designated number of shares of Common Stock subject to stock option grants under the Corporation's stock option plans to the following persons: Mr. Chitty, 30,000 shares; Mr. Goodhew, 4,000 shares; Mr. Ippolito, 4,000; Mr. Jackson, 4,000 shares; Mr.
     Mohammadioun, 1,000 shares; Mr. Strange, 4,000 shares; Mr. Durnwald,
     26,875 shares and Mr. Cormack, 7,500 shares; and directors and executive officers as a group, 84,375 shares.

(2)  Based on 4,674,216 shares of Common Stock outstanding on May 2, 1998.

(3)  Includes 130,000 shares of Common Stock held by trusts, of which Mr.
     Chitty or his spouse is a trustee.

(4)  Includes 83,100 shares of Common Stock held by a trust, of which Mr.
     Cormack's spouse and Mr. Chitty are trustees.

(5)  Includes 5,611 shares of Common Stock owned by Mr. Ippolito's spouse.

(6)  Does not include 53,801 shares of Common Stock owned by Intelligent
     Systems Corporation, of which   Mr. Strange is a director and officer
     and the holder of approximately 21.06%of its outstanding stock.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Corporation's executive officers and directors and certain persons who own more than ten percent of the Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange
Commission. Executive officers, directors and certain persons owning more than ten percent of the Common Stock are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based on the Corporation's review of the copies of such forms received by it, the Corporation believes that all filing requirements applicable to such persons have been complied with for the 1998 fiscal year, except for the following inadvertent omissions, each of which has been subsequently reported: the reporting on Form 5 of the grant of a stock option by Messrs. Chitty, Goodhew, Ippolito, Jackson, Mohammadioun and Strange and the initial reporting on Form 3 by Mr. Elmer, an executive officer.

The Board of Directors and its Committees.

     There were four meetings of the Board of Directors during fiscal year
1998.  The Board of Directors has two standing Committees; the Audit
Committee and the Compensation Committee. The Compensation Committee held two meetings during fiscal year 1998 and the Audit Committee held one meeting. The Corporation does not have a nominating committee.
All nominees for the Board of Directors are nominated by the entire Board of Directors (excluding the nominees). All directors attended at least 75% of the meetings of the Board of Directors and committees thereof of which the director is a member, except that Mr. Jackson attended 71% of such meetings as he was unable to attend one meeting of the Board of Directors and of the Compensation Committee held on the same day.

     The Audit Committee reviews the scope of the audits as recommended by the independent auditors, the scope of the internal auditing procedures of the Corporation and the systems of internal accounting controls, and reviews reports to the Audit Committee by the independent auditors. The
Audit Committee also has the power to select the independent auditors to audit the books and records of the Corporation and to discharge such independent auditors.

     The Compensation Committee administers the stock option plans of the Corporation and determines the salaries and other compensation of the chairman and chief executive officer of the Corporation. The Committee has the power to establish the compensation of all other officers and to recommend approval, termination or amendment of all compensation programs for officers of the Corporation.

     Non-employee directors receive a fee of $1,250 for each quarterly
Board of Directors meeting attended. The Directors receive no fees for serving on committees thereof. Pursuant to the 1994 Non-Employee Directors
Stock Option Plan, each non-employee director is awarded an option to purchase 1,000 shares of Common Stock at its then market value on the day following each annual meeting.

Executive Compensation.

     The following tables and narrative text set forth the compensation of the most highly compensated executive officers (determined as of the end of 1998 fiscal year) of the Corporation (who earned more than $100,000 for the 1998 fiscal year) for services rendered during the fiscal years ended
January 31, 1998, 1997 and 1996 in all capacities.



                                                SUMMARY COMPENSATION TABLE

                                                     Annual Compensation

                                                                              Incentive
                                                                            Compensation       Other
Name and Principal Position                   Fiscal Year       Salary         (Bonus)      Compensation

Charles R. Chitty, Chairman                       1998         $225,000       $25,000        $ 1,031(4)
President and Chief Executive Officer             1997          185,000        75,000            462(4)
                                                  1996          185,000        74,761             --


David S. Cormack(1)                               1998         $163,750       $98,333(2)          --
Senior Vice President - Sales                     1997          155,000        83,333(3)          --
                                                  1996           51,667        41,667(3)     $35,000(5)

Michael J. Durnwald                               1998         $115,000       $35,000        $   690(4)
Vice President - Product Planning                 1997          115,000        15,000            510(4)
                                                  1996          108,000         5,000             --

(1)  David C. Cormack commenced employment with the Corporation on October
     1, 1995.

(2) $83,333 represents the portion of the nonrefundable bonus paid upon initial employment attributable to the 1998 fiscal year.

(3) This represents the portion of the nonrefundable bonus paid upon initial employment attributable to the fiscal year.

(4) Includes the Corporation's contribution to the executive's account in the 401(k) Plan of the Corporation.

(5)  Reflects relocation allowances paid by the Corporation.

                             STOCK OPTION GRANTS FOR THE FISCAL YEAR ENDED JANUARY 31, 1998(1)
                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                                                                Price Appreciation for Option
                                                      Individual Grants                               Term (7 years)(2)

                                   Number         % of Total          Exercise                       At 5%         At 10%
                                     of         Options Granted        or Base                       Annual        Annual
                                   Options      to Employees in         Price       Expiration       Growth        Growth
Name                              Granted         Fiscal Year          ($/Sh)          Date           Rate          Rate

Charles R. Chitty                 30,000              4.8%            $  6.81        12/22/04       $83,171       $193,823

Michael J. Durnwald               10,000              1.6%             10.875         3/21/04        44,272        103,173

(1)  No stock appreciation rights have been granted by the Corporation.

(2) The dollar gains under these columns are the result of calculations assuming a 5% and a 10% annual appreciation for the term of the stock option, i.e., 7 years. These calculations are required to be included in accordance with rules promulgated by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the stock prices of the Common Stock of the Corporation.

     The following table sets forth information with respect to the executive officers named in the "Summary Compensation Table" during the 1998 fiscal year and the unexercised stock options held as of the end of the 1998 fiscal year, including stock options granted prior to the 1998 fiscal year.


                                   AGGREGATE STOCK OPTION EXERCISES IN FISCAL YEAR ENDED
                                 JANUARY 31, 1998 AND FISCAL YEAR-END STOCK OPTION VALUES

                                          Value Realized                                                  Value of
                        Number of           ($) (Market               Number of                         Unexercised
                         Shares           price at time of           Unexercised                        In-the-Money
                       Acquired on         exercise less            Stock Options                       Stock Options
Name                    Exercise          exercise price)             at FY-End                           at FY-End
                                                            Exercisable      Unexercisable       Exercisable    Unexercisable
Charles R. Chitty         --                    --            15,000            45,000                  --         $41,325

Michael J. Durnwald       --                    --            23,125            24,375             $49,406              --

David A. Cormack          --                    --             7,500            22,500                  --              --

(1) The fair market value of a share of Common Stock of the Corporation at fiscal year end, January 31, 1998 was $8.1875.

Stock Option Repricing.

     On March 12, 1996, the Compensation Committee granted a seven year stock option to Mr. Chitty, Chairman, President and Chief Executive Officer of the Corporation, to purchase 60,000 shares of Common Stock, at $12.00 per share. The options vested 25% per year, commencing on the first anniversary of the grant. The Compensation Committee canceled options to purchase 30,000 shares of Common Stock granted pursuant to that option and replaced such canceled options with a seven year stock option to purchase 30,000 shares of Common Stock with 50% of the options vesting per year commencing, however, on the third anniversary of the grant. Both options provide for acceleration of vesting upon a change in control.

     The following table sets forth the information concerning the repricing of stock options to the named executive officers since the Corporation became a reporting company pursuant to the Securities Exchange Act of 1934.

STOCK OPTION REPRICING

                                                Number of       Market
                                               Securities      Price of      Exercise                  Length of Original
                                               Underlying      Stock at      Price at        New           Option Term
                                                 Options        Time of       time of      Exercise     Remaining at Date
Name                            Date             Repriced      Repricing     Repricing      Price         of Repricing

Charles R, Chitty               12/22/97      30,000 shares       $6.81        $12.00       $6.81        5 years, 3 months
Chairman, President and
  Chief Executive Officer

Michael J. Durnwald              6/29/93       7,500 shares      $10.75        $14.625     $10.75        6 years, 9 months
Vice President - Product
  Planning


Report of Compensation Committee on Repricing of Stock Options.

     The Compensation Committee concluded that it was in the best interest of the Corporation to replace, in part, the stock option granted to Mr. Chitty on March 12, 1996 with a stock option with a stock option price equal to the fair market value of the stock on December 22, 1997. It was the opinion of the members of the Compensation Committee that the December 22, 1997 stock option price would provide greater incentive to the optionee in light of the drop in the fair market value of a share of Common Stock in the months following the March 12, 1996 grant. The replacement stock option vests at the rate of 50% per year, commencing on the third anniversary of the stock option grant and, as did the original stock option grant, accelerates upon a change in control.

                         Compensation Committee
                         J. William Goodhew, III
                             Ugo F. Ippolito
                           Richard L. Jackson

Employment Contracts.

     Mr. Cormack has a three year contract of employment with the Corporation, which commenced October 1, 1995, providing for an annual salary of $155,000 per year subject to change upon mutual agreement. Mr. Cormack received a bonus advance of $250,000 upon commencement of employment. Mr. Cormack is eligible for annual bonuses subject to meeting mutually agreed upon business targets. Assuming such business targets are met, for the period October 1, 1997 to September 30, 1998 the bonus may equal $235,000. Mr. Cormack's employment contract includes payment of relocation expenses not to exceed $35,000, and includes a covenant not to compete with the Corporation for one year following termination of the contract.

401(k) Plan.

     The Corporation has adopted a tax-qualified savings plan ("401(k) Plan") which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"). The Corporation pays the administrative expenses of the 401(k) Plan and currently matches 10% of each employee's contributions to the extent the employee's contributions do not exceed 6% of his/her compensation. All permanent employees, including officers, who have met the eligibility requirements may participate in the 401(k) Plan. Each employee may elect to contribute to the 401(k) Plan, through payroll deductions, up to the statutory limitation and may direct the investment of their account in various investment funds. Under Section 401(k) of the Code, the employee's contribution to the 401(k) Plan are not taxable to the employee until such amounts are distributed to the employee.

Compensation Committee Interlocks and Inside Participation.

     The members of the Compensation Committee of the Board of Directors consist of Messrs. Goodhew, Ippolito and Jackson.

     Ugo F. Ippolito, a director and Secretary of the Corporation, is a partner of Miller & Martin LLP, Atlanta, Georgia, and during the 1998 fiscal year was a partner of Glass, McCullough, Sherrill & Harrold, LLP ("GMSH"). In the normal course of business legal services were rendered to the Corporation by GMSH during the 1998 fiscal year and by Miller & Martin LLP thereafter.

     On April 18, 1995, the Corporation loaned $1.8 million to Daystar Digital, Inc. pursuant to a note receivable ("Note"). Under the terms of the agreement, the Note was payable one year from the date of the agreement. In an amendment dated April 18, 1996, the maturity of the Note was extended to January 17, 1997 and later was further extended to July 31, 1997. At the time the maturity of the Note was first extended, the interest rate was increased to prime plus 11/2%. The Note was guaranteed by Intelligent Systems Corporation and was secured by shares of the Corporation's common stock and certificates of deposits owned by Intelligent Systems Corporation. J. Leland Strange, a director of the Corporation, is a director and the chief executive officer of Intelligent Systems Corporation and owns approximately 21% of the outstanding stock of Intelligent Systems Corporation. The Note was paid in full on July 31, 1997.

Report of the Compensation Committee on Executive Compensation.

     The Corporation's executive compensation program is designed to foster revenue growth and increased profits.

     The executive compensation program consists of three elements: a base salary, an annual bonus and long term incentive through stock ownership. The compensation program for each executive officer is reviewed at least annually by the Compensation Committee. The annual bonus for the executive officers is determined on the overall financial performance of the Corporation, and, if an executive officer is responsible for an operation, it will be determined, in part, on the financial performance of that operation.

     Numerous factors are taken into account in determining the compensation of the Chief Executive Officer, including historic compensation levels, compensation levels of other executive employees of the Corporation and the amounts paid to the executive officers of other corporations. The Compensation Committee reviews surveys prepared by industry groups and accountants setting forth salary levels of executive officers in other companies. In the case of executive officers, other than the Chairman, President and Chief Executive Officer, the Committee has authorized the Chief Executive Officer to establish such executives' compensation.

Annual Bonus.

     For the 1998 fiscal year the Chief Executive Officer established the incentive compensation for the other executive officers based upon predetermined revenue and pretax profit margin objectives. The program was designed to encourage both revenue and profit growth. Partial payments of the annual bonus are made during the fiscal year and the balance upon the definitive calculation of the amounts payable after the end of the fiscal year. The annual incentive compensation of Mr. Chitty, the Chief Executive Officer, is determined in the sole discretion of the Committee based upon revenue and operating income of the Corporation and the Committee's assessment of the performance of the Chairman as well as total compensation paid to chief executive officers of other companies.

Long Term Incentive.

     The Committee believes that significant stock ownership in the Corporation provides an economic incentive to the management to grow the Corporation for the long term. Stock options have been granted to executive officers during the past nine years. The stock options normally vest at the rate of 25% a year and are for a term of seven years. In some instances they vest upon a change in control of the Corporation. The options are designed to provide the recipients with a greater interest in the long term growth and performance of the Corporation through increases in the value of the shares they can acquire pursuant to the stock option grants.

Compensation of Chief Executive Officer.

     For fiscal 1998 the Committee established the Chief Executive Officer's base salary at $225,000 and a bonus $25,000. The Chief Executive Officer was granted a seven year stock option to purchase 30,000 shares of Common Stock at

$6.81 per share, the fair market value of a share of Common Stock on the date the option was granted. This stock option replaces options for 30,000 shares of the stock option granted in March 1996 at $12.00 per share to purchase 60,000 shares.

     The Committee took into account the fact that the Chief Executive Officer is not provided with any prequisites, including motor vehicle. The Compensation Committee believes that the compensation programs are designed to improve financial results and provide long term goals to grow the Corporation and the value of its Common Stock.


                         Compensation Committee

                           J. William Goodhew
                             Ugo F. Ippolito
                           Richard L. Jackson

Comparison of Cumulative Total Return.

     Set forth below is a line graph presentation showing the comparison of the cumulative total return on the Corporation's Common Stock to both the NASDAQ Stock Market Index for U.S. Companies and the S&P Software & Services Index selected by the Corporation. The graph assumes $100 invested on February 1, 1993 in Common Stock of the Corporation and in the two indexes. The comparison assumes that all dividends are reinvested.

[FIVE YEAR CUMULATIVE GRAPH GOES HERE]

                                                             Cumulative Total Return

                                             1/93         1/94        1/95        1/96       1/97        1/98
IQ Software Corp.                           100.00        50.75       77.61       65.67      94.03       50.00
NASDAQ Stock Markt (U.S.)                   100.00       115.01      109.72      155.07     203.28      240.44
S & P Computers (Software & Services)       100.00       121.48      137.91      210.79     342.92      470.64

Other Information.

     The solicitation of proxies may be made personally, by telephone, by telegraph or by mail by officers and other employees of the Corporation and its subsidiaries who will not be additionally compensated therefor. In addition, the Corporation has engaged its transfer agent to assist in connection with the solicitation of proxies from shareholders whose shares are held in a nominee's name by various brokerage firms and banks. The cost of such solicitation is estimated to be less than $5,000. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Corporation's Common Stock as of the record date will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by the Corporation for their reasonable expenses. The cost of preparing, assembling and mailing this proxy soliciting material and the Notice of Annual Meeting of Shareholders will be paid by the Corporation.

Shareholder Proposals for 1999 Annual Meeting.

     In order to be eligible for inclusion in the Corporation's proxy statement for the 1999 Annual Meeting of Shareholders, shareholder proposals must be received by the Corporation at its principal office, addressed to the President at 3295 River Exchange Drive, Suite 550, Norcross, Georgia 30092 by January 17, 1999.

Independent Auditors.

     Ernst & Young LLP were the independent auditors of the Corporation for the fiscal year ending January 31, 1998. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have the opportunity to make a statement if desired and such representative is expected to be available to respond to appropriate questions.

Other Business.

     It is not anticipated that any matter, other than those set forth in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement, will be brought before the Meeting. However, if any other matter should properly come before the Meeting, it is the intention of the persons named on the enclosed proxy to vote the executed proxies received by them in accordance with their best judgment on such business and other matters including those dealing with the conduct of the Meeting.


                         By Order of the Board of Directors,

                         UGO F. IPPOLITO
                         Secretary
May 11, 1998